UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

December 22, 2005

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23760	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive Warrendale, Pennsylvania	15086-7528
(Address of principal executive offices)	(Zip Code)

(724) 776-4857

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement
On December 19, 2005, the Board of Directors (the "Board") of American Eagle Outfitters, Inc. (the "Company") approved a stock grant to J. Thomas Presby for services to be performed as a non-employee director, for a number of shares equal in value to $50,000, based on the closing value of the Company's stock on December 19, 2005, which was $21.22, resulting in the issuance of 2,356 shares under the Company's 2005 Stock Award and Incentive Plan on December 22, 2005.

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On December 19, 2005, the Company's Board increased the number of directors from nine to ten, as permitted by Article III, Section 3 of the Company's Amended and Restated Bylaws and determined to fill the vacancy created by electing J. Thomas Presby as a Class II director to serve from the date of his acceptance until the next Annual Meeting of Stockholders. Mr. Presby is independent and was appointed to the Audit Committee. On December 22, 2005, Mr. Presby accepted his election to the Board.

ITEM 8.01.	Other Events
On December 22, 2005, the Company issued a press release announcing the election of J. Thomas Presby as a new member of its Board of Directors. A copy of this press release is attached hereto as exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 22, 2005 announcing election of J. Thomas Presby to Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: December 22, 2005	By:	/s/ Dale E. Clifton
Dale E. Clifton
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 22, 2005 announcing election of J. Thomas Presby to Board of Directors